UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	July 11, 2005

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)

(414) 342-4680
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

        On April 13, 2005, Harley-Davidson, Inc. announced that it was limiting short-term production growth and planned to increase motorcycle shipments from last year’s 317,000 units to a target of 329,000 units compared to its original target of 339,000 units. After that announcement, a number of shareholder complaints, including some purporting to be class action complaints, were filed in the United States District Court for the Eastern District of Wisconsin. On July 11, 2005, the staff of the Enforcement Division of the United States Securities and Exchange Commission (“SEC”) advised the Company that it is inquiring into matters relating generally to the Company’s April 13, 2005 announcement and certain allegations contained in the shareholder complaints. In light of the pending shareholder litigation, the Company was not surprised by the SEC’s inquiry. The Company is cooperating with the SEC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: July 13, 2005	By: /s/ Gail A. Lione
Gail A. Lione
Vice President, General Counsel and Secretary